AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON March 25, 1999



                                                      REGISTRATION NO. 333-73285

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549-1004

                                ---------------

                                AMENDMENT NO. 1


                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                          (Exact name of registrant as
                            specified in its charter)
State of Delaware                                                38-3430473
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                     5725 Delphi Drive, Troy, Michigan 48098
                                  (248)813-2000
               (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                 ---------------

                                  Alan S. Dawes
                   Chief Financial Officer and Vice President
                      Delphi Automotive Systems Corporation
                                5725 Delphi Drive
                              Troy, Michigan 48098
                                  (248)813-2000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                          ----------------------------

                                   Copies to:
Logan G. Robinson, Esq.                   F. Douglas Raymond, III, Esq.
Vice President and General Counsel        Drinker Biddle & Reath LLP
Delphi Automotive Systems Corporation     1345 Chestnut Street
5725 Delphi Drive                         Philadelphia, Pennsylvania  19107-3496
Troy, Michigan 48098                      (215)988-2700
(248)813-2000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement depending upon market conditions and other factors.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to rule 434, please check the following box. |_|






         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                SUBJECT TO COMPLETION, DATED



PROSPECTUS
----------
                               U.S. $2,500,000,000
                               -------------------

                      DELPHI AUTOMOTIVE SYSTEMS CORPORATION
                                5725 DELPHI DRIVE
                              TROY, MICHIGAN 48098
                                  (248)813-2000

                                 DEBT SECURITIES

         We may offer to sell up to U.S. $2,500,000,000 of our debt securities in one or more offerings. In this prospectus, we describe generally the terms of these securities. We will describe the specific terms of the securities that we offer in a supplement to this prospectus at the time of each offering. If any offering involves underwriters, dealers or agents, we will describe our arrangements with them in the prospectus supplement that relates to that offering.


         SEE "RISK FACTORS" ON PAGE 5 FOR INFORMATION YOU SHOULD CONSIDER BEFORE BUYING THESE SECURITIES.

                                ----------------



The Securities and Exchange Commission and State Securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                  The date of this prospectus is
                                                 ----------------


--------------------------------------------------------------------------------

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

--------------------------------------------------------------------------------

                   TABLE OF CONTENTS

                                                  Page
                                                  ----

About this Prospectus...............................2

Where You Can Find More Information.................3

The Company.........................................4

Risk Factors .......................................5

Use of Proceeds.....................................6

Ratio of Earnings to Fixed
 Charges............................................6

Description of Debt Securities......................6

Plan of Distribution...............................17

Experts............................................19

Legal Opinions.....................................19


              ---------------------------



         You should rely only on the information incorporated by reference or contained in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or the applicable prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or of any sale of our securities.

         In this prospectus, "we", "us", "our" and the "Company" each refers to Delphi Automotive Systems Corporation.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $2,500,000,000. We provide information to you about these securities in three documents that progressively provide more detail:

         1. This prospectus, which contains general information that may or may not apply to each offering of securities.

         2. The applicable prospectus supplement, which will contain more specific information than this prospectus and may also add, update or change information contained in this prospectus. To the extent information differs from this prospectus, as amended, you should rely on the different information in the applicable prospectus supplement.


         3. The pricing supplement, if applicable, will provide final details about a specific offering and the terms of the offered securities, including their price. To the extent information differs from this prospectus or the prospectus supplement, you should rely on the different information in the pricing supplement.

You should read both this prospectus and any prospectus supplement or pricing supplement together with any additional information described under the heading "Where You Can Find More Information" to learn more about the Company and the securities offered.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed with the SEC, Washington, D.C., a registration statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the securities that we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to the Company and the securities offered hereby, reference is made to the registration statement and the exhibits and any schedules filed with the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference.

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC's Public Reference Room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, IL 60661. For further information on the operation of the Public Reference Room, you may call the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also inspect our SEC filings at the New York Stock Exchange, the exchange on which our common stock is listed, at 20 Broad Street, 7th Floor, New York, New York 10005.

         The SEC allows us to "incorporate by reference" the information in documents that we file with them. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file after the date of this prospectus and before the termination of the offering contemplated by this prospectus will automatically update and supersede information in this prospectus.


         We incorporate by reference our Annual Report on Form 10-K for the year ended December 31, 1998 (File No. 1-14787), and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended until we sell all of the securities offered by this prospectus.


         We will provide without charge, upon written or oral request, to each person to whom this prospectus is delivered, a copy of any or all of the documents described above which have been or may be incorporated by reference in this prospectus but not delivered with this prospectus. Such request should be directed to:

                           Delphi Automotive Systems Corporation
                           Attn: Investor Relations
                           5725 Delphi Drive
                           Troy, Michigan 48098
                           Telephone Number: (248)813-2000
---------------

         This prospectus contains or incorporates by reference forward-looking statements that have been made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts, but rather are based on our current expectations, estimates and projections about Delphi's industry, our beliefs and assumptions. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates" and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Many of these risks and uncertainties will be described with particularity in the applicable prospectus supplement. We caution you not to place undue reliance on these forward-looking statements, which reflect our management's view only as of the date of this prospectus or the prospectus supplement containing such forward-looking statements. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this prospectus or the applicable prospectus supplement, or to reflect the occurrence of unanticipated events.

                                   THE COMPANY

         We are the world's largest and most diversified supplier of components, integrated systems and modules to the automotive industry, with 1998 net sales of $28.5 billion. We have become a leader in the global automotive parts industry by capitalizing on the extensive experience we have gained as the principal supplier of automotive parts to General Motors, the world's largest manufacturer of automotive vehicles. We are primarily a "Tier 1" supplier, which means that we generally provide our products directly to automotive vehicle manufacturers. We also sell our products to the worldwide aftermarket for replacement parts and to customers other than vehicle manufacturers.

         Before the initial public offering of our common stock in February 1999, we were a wholly-owned subsidiary of General Motors. General Motors now owns approximately 82.3% of our outstanding common stock and the public owns the rest. Several years ago, we began to transform our Company from a North America-based, captive component supplier to General Motors into a global supplier of components, integrated systems and modules for a wide range of customers. We now sell our products to every major manufacturer of light vehicles in the world. We have also established an expansive global presence, with a network of manufacturing sites, technical centers, sales offices and joint ventures located in every major region of the world.

         Through our experience with General Motors, we have developed a sophisticated understanding of the design, engineering, manufacture and operation of all aspects of the automotive vehicle. We have both extensive, technical expertise in a broad range of product lines and strong systems integration skills, which enable us to provide comprehensive, systems-based solutions for our customers. We believe that we are one of the leading Tier 1 suppliers in each of our focused product areas. We operate our business along three major product sectors which work closely together to coordinate our product development and marketing efforts. Our three product sectors are:
Electronics & Mobile Communication, which includes our automotive electronics and audio and communication systems; Safety, Thermal & Electrical Architecture, which includes our interior, thermal and power and signal distribution products; and Dynamics & Propulsion, which includes our energy and engine management, chassis and steering products.

         Our Company was incorporated in Delaware in late 1998 in preparation for our initial public offering and for the separation of our business from General Motors effective as of January 1, 1999, when we acquired the assets and assumed the liabilities of the business of the Delphi Automotive Systems business sector of General Motors.

         General Motors has announced that it currently plans to complete its divestiture of our Company later in 1999 by distributing all of its shares of our common stock to the holders of General Motors' $1-2/3 common stock. General Motors currently expects to accomplish this distribution through a split-off (such as an exchange offer by General Motors in which holders of General Motors' $1-2/3 common stock would be invited to tender shares of that stock to General Motors in exchange for the 465 million shares of our common stock held by General Motors), a spin-off or some combination of both transactions. General Motors has sole discretion to determine the timing, structure and terms of the distribution. We have agreed to cooperate with General Motors in all respects to complete the divestiture because we believe that our complete separation from General Motors will enhance our ability to pursue our business strategy. General Motors is not, however, obligated to complete the divestiture and we cannot assure you as to whether or when it will occur.

                                  RISK FACTORS

         You should carefully consider the specific risks set forth under the caption "Risk Factors" in the applicable prospectus supplement before making an investment decision. The risks and uncertainties described in the applicable prospectus supplement are not the only ones facing our Company. Additional risks and uncertainties not currently known to us or that we currently think are immaterial may also impact our business operations.

                                 USE OF PROCEEDS

         Unless we otherwise state in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities to repay portions of the indebtedness outstanding under our revolving credit facilities or for other general corporate purposes.


                       RATIO OF EARNINGS TO FIXED CHARGES

         Our ratios of earnings to fixed charges were 6.4, 6.8, 4.3 and 1.7 for the years ended December 31, 1994, 1995, 1996 and 1997, respectively.
Fixed charges exceeded earnings by $320 million for the year ended December 31, 1998, resulting in a ratio of less than one.

         Our earnings available for fixed charges for the years ended December 31, 1998, 1997 and 1996 were impacted by a number of special items which management views as non-recurring in nature. The special items included charges associated with our evaluation of the competitiveness of our business, divestitures and plant closing charges as well as work stoppages at certain GM and Delphi locations. Excluding the impact of these special items, our ratio of earnings to fixed charges would have been 4.6, 6.3 and 7.0 for the years ended December 31, 1998, 1997 and 1996, respectively. For more information on special items and work stoppages, see "Management's Discussion and Analysis of Financial Condition and Results of Operations-Results of Operations-Special Items and Work Stoppages" and Note 3 to our consolidated financial statements included in our 1998 Annual Report on Form 10-K incorporated herein by reference.

         Our ratio of earnings to fixed charges for each of the periods indicated has been computed by dividing earnings before income taxes and fixed charges by the fixed charges. Earnings have been adjusted to exclude equity earnings of non-consolidated affiliates and include cash distributions received from non-consolidated affiliates. This ratio includes the earnings and fixed charges of the Company and its consolidated subsidiaries. Fixed charges primarily include interest expense and amortization of debt expense.

                         DESCRIPTION OF DEBT SECURITIES

         We describe in this section the general terms that will apply to any particular series of debt securities that the Company may offer in the future. When the Company issues a particular series, we will describe in the prospectus supplement that relates to the series (i) the specific terms of the debt securities and (ii) the extent to which the general terms described in this section apply to the debt securities of that series.

         The Company expects to issue the debt securities under an Indenture
dated as of             , 1999 with The First National Bank of Chicago as
Trustee, which is included as an exhibit to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the Indenture and include the relevant section numbers of the Indenture in parentheses. Our discussion of Indenture provisions is not complete; you should read the Indenture for a more complete understanding of the provisions we describe.

         The aggregate principal amount of debt securities that the Company may issue under the Indenture is unlimited. (Section 2.01)

GENERAL

         Each prospectus supplement relating to a particular series of debt securities that the Company offers will describe the specific terms of the series of debt securities. Those specific terms will include some or all of the following:

         (i)      the designation of the debt securities;

         (ii) the authorized denominations if other than $1000 (or integrals of $1000) for registered debt securities and if other than $5000 for unregistered securities, and any limit on the aggregate principal amount of the debt securities;

         (iii) the percentage of their principal amount at which the debt securities are issued;

         (iv) the maturity date or dates of the debt securities (or the manner of determining the maturity date);

         (v) the annual interest rate or rates, if any, which may be fixed or variable; and the manner of calculating any variable interest rate;

         (vi) the date or dates from which interest, if any, will accrue (or the method of determining such date or dates), and the interest payment dates and their associated record dates;

         (vii) whether the Company may redeem the debt securities and, if so, the redemption date or dates, redemption price or prices, and other applicable terms of redemption;

         (viii) any mandatory or optional sinking fund or analogous provisions;

         (ix)     provisions for the defeasance of the debt securities;

         (x) the form in which we will issue debt securities (registered or bearer), any restrictions on the exchange of one form for another and on the offer, sale and delivery of debt securities in either form;

         (xi) whether and under what circumstances the Company will pay additional amounts on debt securities held by a person who is not a United States person (as defined in the prospectus supplement) in respect of specified taxes, assessments or other governmental charges withheld or deducted; and if so, whether the Company has the option to redeem the affected debt securities rather than pay such additional amounts;

         (xii) if other than U.S. dollars, the currency or currencies for which the debt securities may be purchased and the currency in which the principal of, premium, if any, and interest, if any, on the debt securities is payable;

         (xiii)   any exchanges on which the debt securities are listed;

         (xiv) whether the debt securities are to be issued in book-entry form and, if so, the identity of the depositary for such book-entry debt securities;

         (xv) the place or places where the principal of, premium, if any, interest, if any, and certain additional amounts required in respect of taxes owed to holders of the debt securities, if any, on the debt securities is payable;

         (xvi) if the amount of principal of and interest on the debt securities may be determined with reference to an index based on a currency other than that in which the debt securities are denominated, the manner of determining such amounts;

         (xvii) the portion of the principal amount (if other than the principal amount) of the debt securities payable upon declaration of acceleration of their maturity date;

         (xviii) the form and terms of any certificates, documents or conditions required for the issuance of debt securities in definitive form;

         (xix) any trustees, deposititories, authenticating or paying agents, transfer agents, registrars or any other agents with respect to the debt securities;

         (xx) any other specific terms of the debt securities, including any additional covenants and any terms that may be required or advisable under applicable laws or regulations. (Section 2.01)

         The debt securities will be unsecured and will rank equally and ratably with all other unsecured and unsubordinated indebtedness of the Company (other than obligations preferred by mandatory provisions of law).

         Unless we say otherwise in a prospectus supplement, holders of debt securities may present them for transfer (unless the debt securities are issued in book-entry form) or payment at the office of the Trustee, One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126. The Company may, however, pay the interest on registered debt securities by mailing checks to the holders of those debt securities at the addresses listed in the Company's register or, for holders of at least U.S. $10,000,000 aggregate principal amount of debt securities, by wire transfer of immediately available funds. (Sections 4.01 and 4.02) The Company will not levy a service charge for any transfer or exchange of registered debt securities, but may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. (Section 2.05)


          Holders of debt securities in bearer form (together with any coupons attached to them) must physically present such debt securities or coupons for payment, subject to any applicable laws and regulations, at one of the paying agencies that the Company maintains in a city or cities located outside the United States. (Sections 4.01 and 4.02) Debt securities in bearer form

(except for temporary bearer securities) and any coupons attached to them will be transferable by delivery. (Section 2.05)

         The Company may issue some of the debt securities as discounted debt securities (bearing no interest or interest at a rate that is below market at the time of issuance), which are sold at a substantial discount below their stated principal amount. When an event of default occurs with respect to a particular series of debt securities, the amount that the holders of such series may declare to be immediately due and payable will be less than the principal amount in the case of discounted debt securities. (Section 6.01)

         If a prospectus supplement specifies that the debt securities will have a redemption option, the "Option to Elect Repurchase" will constitute an issuer tender offer under the Exchange Act of 1934, as amended. The Company will comply with all issuer tender offer rules and regulations under the Securities and Exchange Act of 1934, as amended, if such redemption option is elected, including making any required filings with the Securities and Exchange Commission and furnishing certain information to the holders of the debt securities.

BOOK-ENTRY SECURITIES - DELIVERY AND FORM

         Some or all of the debt securities of a series may be issued in the form of one or more global securities, each of which will have an aggregate principal amount equal to the aggregate principal amount of the debt securities that it represents. Each global security will be deposited with a depositary (to be specified in the applicable prospectus supplement) or its nominee, and, if in registered form, registered in the name of the depositary or the depositary's nominee. Each depositary for a global security in registered form must be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation. (Section 2.03)

         The beneficial owner of a debt security represented by a global security in bearer form may exchange its interest in the global security for a debt security or debt securities in either bearer or registered form of any authorized denomination, subject to the rules of the depositary. (Section 2.10)

         We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement.

CERTAIN COVENANTS

         In this section we describe the principal covenants that will apply to the debt securities unless otherwise indicated in the applicable prospectus supplement. We make use of several defined terms; the associated definitions are located at the end of this section.

Limitation on Liens. The Indenture provides that the Company will not, and will not permit any of its Manufacturing Subsidiaries to, issue or assume any Debt secured by a Mortgage upon any Domestic Manufacturing Property of the Company or of any Manufacturing Subsidiary, or upon any shares of stock or indebtedness of any Manufacturing Subsidiary

         (whether that Domestic Manufacturing Property, those shares of stock or that indebtedness are then currently owned or later acquired) without providing at the same time that the Company issues or assumes any such Debt that the debt securities (together with any other indebtedness of the Company or the Manufacturing Subsidiary ranking equally with the debt securities then existing or later created) will be secured equally and ratably with such Debt.

The foregoing restriction does not, however, apply if the aggregate amount of Debt that the Company or any Manufacturing Subsidiary issues or assumes and so secures by Mortgages, together with (i) all other Debt of the Company and its Manufacturing Subsidiaries which (if originally issued or assumed at such time) would otherwise be subject to the foregoing restrictions, but not including Debt permitted to be secured under clauses (i) through (v) of the immediately following paragraph and not including Permitted Receivables Financings, and (ii) all Attributable Debt of the Company and its Manufacturing Subsidiaries in respect of sale and lease-back transactions, does not at the time exceed 15% of Consolidated Net Tangible Assets as shown on the audited consolidated financial statements for the most recently completed fiscal year.

         In addition, the covenant described in the first paragraph above does not apply to:

                  (i) Mortgages on property, shares of stock or indebtedness of any corporation or other entity existing at the time (a) that the corporation or other entity becomes a Manufacturing Subsidiary or (b) of a sale, lease or other disposition of all or substantially all of the properties of the corporation or other entity to the Company or a Manufacturing Subsidiary;

                  (ii) Mortgages on property that exist at the time the Company or a Manufacturing Subsidiary acquires the property; or Mortgages to secure (a) the payment of all or part of the purchase price of such property when the Company or a Manufacturing Subsidiary acquires it, (b) any Debt incurred prior to, at the time of, or within 180 days after, the later of the date of acquisition of such property and the date such property is placed in service, for the purpose of financing all or any part of its purchase price, or (c) any Debt incurred for the purpose of financing the Company's or a Manufacturing Subsidiary's cost of improvements to such acquired property;

                  (iii) Mortgages securing a Manufacturing Subsidiary's Debt to the Company or to another Subsidiary;

                  (iv) Mortgages on property of the Company or a Manufacturing Subsidiary in favor of:

                       (a) the United States of America or any State,

                       (b) any department, agency or instrumentality or political subdivision of the United States of America or any State, or

                       (c) any other country, or any political subdivision of any other country,

                  in connection with financing arrangements between the Company or a Manufacturing Subsidiary and any of the foregoing governmental bodies or agencies, to the extent that Mortgages are required by the governmental programs under which those financing arrangements are made, to secure partial, progress, advance or other payments under any contract or statute or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction of the property subject to such Mortgages;

                  (v) Any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (i) to (iv), as long as (a) the principal amount of Debt secured by any such Mortgage does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement and (b) the extension, renewal or replacement is limited to all or a part of the property (including improvements) that secured the Mortgage being extended, renewed or replaced. (Section 4.06)

Limitation on Sale and Lease-Back. The Indenture provides that the Company will not, and will not permit any Manufacturing Subsidiary to, enter into any arrangement with any person in which the Company or a Manufacturing Subsidiary leases from such person any Domestic Manufacturing Property that (i) the Company or the Manufacturing Subsidiary owns on the date that the debt securities are originally issued and (ii) the Company or the Manufacturing Subsidiary has sold or will sell to such person (except for temporary leases having a maximum term of three years and except for leases between the Company and a Manufacturing Subsidiary or between Manufacturing Subsidiaries), unless either:

         (i) The Company or the Manufacturing Subsidiary could, under the covenant on limitation on liens described above, issue, assume, extend, renew or replace Debt secured by a Mortgage on the Domestic Manufacturing Property equal in amount to the Attributable Debt in respect of such sale and lease-back arrangement without equally and ratably securing the debt securities; however, on and after the date that the sale and lease-back arrangement becomes effective, the Attributable Debt in respect of such sale and lease-back arrangement would be deemed for all purposes under the covenant on limitation on liens described above and the covenant on limitation on sale and lease-back to be Debt subject to the provisions of the covenant on limitation on liens described above (which provisions include the exceptions set forth in clauses (i) through (v) of this description of such covenant), or

         (ii) Within 180 days of the effective date of the sale and lease-back arrangement, the Company applies a cash amount equal to the Attributable Debt in respect of the arrangement to the retirement (other than any mandatory retirement or by way of payment at maturity) of Debt of the Company or any Manufacturing Subsidiary (other than Debt owned by the Company or any

                  Manufacturing Subsidiary) that by its terms matures at, or is extendible or renewable at the borrower's option to a date more than twelve months after the date of the creation of such Debt. (Section 4.07)

Limitation on Consolidation, Merger, Sale or Conveyance. The Indenture provides that the Company will not merge or consolidate with any other entity, and will not sell or convey all or substantially all of its assets to any person or entity, unless:

         (i) Either the Company is the surviving corporation, or if not, the successor entity is organized under the laws of the United States or any State and expressly assumes, by executing a supplemental indenture, (a) the obligation to pay the principal of, premium, if any, interest, if any, and any other additional amounts, on all the debt securities and any coupons and (b) the performance of all of the Company's covenants and the satisfaction of all the conditions to be satisfied by the Company under the Indenture;

         (ii) Immediately after the merger, consolidation, sale or conveyance is effective, no event of default under the Indenture will have occurred or be continuing; and

         (iii) The Company delivers to the Trustee under the Indenture a certificate and legal opinion each stating that the merger, consolidation, sale or conveyance, any supplemental indenture, and any assumption by the successor entity of the Company's obligations described above, complies with the requirements set forth in Article Eleven of the Indenture regarding the Company's ability to carry out a merger, consolidation, sale or conveyance of assets. (Section 11.01)

Definitions Applicable to Covenants. The following definitions will apply to the covenants summarized above:

         (i) "Attributable Debt" means, at the time of determination as to any lease, the present value (discounted at the actual rate, if stated, or, if no rate is stated, the implicit rate of interest of such lease transaction as determined by the chairman, president, any vice chairman, any vice president, the treasurer or any assistant treasurer of the Company), calculated using the interval of scheduled rental payments under such lease, of the obligation of the lessee for net rental payments during the remaining term of such lease (excluding any subsequent renewal or other extension options held by the lessee). The term "net rental payments" means, with respect to any lease for any period, the sum of the rental and other payments required to be paid in such period by the lessee thereunder, but not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, earnings or profits or of maintenance and repairs, insurance, taxes, assessments, water rates, indemnities or similar charges; provided, however, that, in the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net rental payments required to be paid from the later of the first date upon which such lease may be so terminated and the date of the determination of net rental payments, "net rental payments" shall include the then-current amount of such penalty from the later of such two dates, and shall exclude the rental payments relating to the remaining period of the lease commencing with the later of such two dates.

         (ii) "Consolidated Net Tangible Assets" means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total assets" (or any like caption) on a consolidated balance sheet of the Company and its consolidated Subsidiaries less (i) all current liabilities and (ii) goodwill, trade names, patents, unamortized debt discount, organization expenses and other like intangibles of the Company and its consolidated Subsidiaries.

         (iii) "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

         (iv) "Domestic Manufacturing Property" means any manufacturing plant or facility owned by the Company or any Manufacturing Subsidiary which is located within the continental United States of America and, in the opinion of the Board of Directors, is of material importance to the total business conducted by the Company and its consolidated affiliates as an entity.

         (v) "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by a successor entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

         (vi) "Manufacturing Subsidiary" means any Subsidiary (A) substantially all the property of which is located within the continental United States of America, (B) which owns a Domestic Manufacturing Property and
         (C) in which the Company's investment, direct or indirect and whether in the form of equity, debt, advances or otherwise, is in excess of $1 billion as shown on the books of the Company as of the end of the fiscal year immediately preceding the date of determination; provided, however, that "Manufacturing Subsidiary" shall not include any Subsidiary that is principally engaged in leasing or in financing installment receivables or otherwise providing financial or insurance services to the Company or others or that is principally engaged in financing the Company's operations outside the continental United States of America.

         (vii) "Mortgage" means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

         (viii) "Non-Recourse Debt" means all Debt which, in accordance with GAAP, is not required to be recognized on a consolidated balance sheet of the Company as a liability.

         (ix) "Permitted Receivables Financings" means, at any date of determination, the aggregate amount of any Non-Recourse Debt outstanding on such date relating to securitizations or other similar off-balance sheet financings of accounts receivable of the Company or any of its Subsidiaries.

         (x) "Subsidiary" means any corporation or other entity of which at least a majority of the outstanding stock or other beneficial interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other governing body of such corporation or other entity (irrespective of whether or not at the time stock or other beneficial interests of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by the Company, or by one or more Subsidiaries, or by the Company and one or more Subsidiaries. (Section 4.07)

DEFEASANCE

         If the terms of a particular series of debt securities provide for defeasance of those debt securities, the Company may, at its option, (i) discharge its obligations under the Indenture with respect to, and the entire indebtedness on all the outstanding debt securities of, that series or (ii) not comply with any term, provision, condition or covenant contained in the Indenture with respect to that series, in each case by:

         (i) depositing with the Trustee funds, or obligations issued or guaranteed by the United States of America, sufficient to pay and discharge the entire indebtedness on all outstanding debt securities of the series, or fulfilling other terms and conditions of the satisfaction and discharge of the debt securities of the series;

         (ii) paying all other sums payable with respect to the outstanding debt securities of the series;

         (iii) delivering to the Trustee a legal opinion confirming that the holders of the outstanding debt securities and any related coupons will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance of their debt securities; and

         (iv) delivering to the Trustee an officer's certificate and legal opinion each confirming that the Company has complied with all conditions relating to defeasance of the debt securities contained in the Indenture. (Section 12.02)

MODIFICATION OF THE INDENTURE

         The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of the debt securities to (a) evidence the assumption by a successor corporation of the obligations of the Company, (b) add covenants for the protection of the holders of the debt securities, (c) add or change any of the provisions of the Indenture to permit or facilitate the issuance of debt securities of any series in bearer form and to provide for the exchange of debt securities in bearer form with registered debt securities, (d) cure any ambiguity or correct any inconsistency in the Indenture or in a supplemental indenture, (e) transfer, assign, mortgage or pledge any property to or with the Trustee, (f) establish the form or terms of debt securities of any series as permitted by the terms of the Indenture, (g) evidence the acceptance of appointment by a successor trustee and (h) change or eliminate provisions of the Indenture where the changes or eliminations do not apply to any debt security outstanding and become effective only when there is no debt security outstanding of a series created before the execution of the supplemental indenture that is entitled to the benefit of the provision being changed or eliminated. (Section 10.01)

         The Indenture also provides that the Company and the Trustee may enter into a supplemental indenture to modify the Indenture, any supplemental indenture or the rights of the holders of the debt securities issued under either such Indenture or supplemental indenture, with the consent of the holders of not less than a majority in principal amount of the debt securities of all series at the time outstanding that are affected by that modification (voting as one class) if the modification does not:

         (i) (a) change the fixed maturity of any debt securities, (b) reduce their principal amount or premium, if any, (c) reduce the rate or extend the time of payment of interest or any additional amounts payable on the debt securities, (d) reduce the amount due and payable upon acceleration of the maturity of the debt securities or the amount provable in bankruptcy or (e) make the principal of, or any interest, premium or additional amounts on, any debt security payable in a coin or currency different from that provided in the debt security,

         (ii) impair the right to initiate suit for the enforcement of any such payment on or after the stated maturity of the debt securities, or

         (iii) reduce the requirement, stated above, for the consent of the holders of the debt securities to any modification described above, or the percentage required for the consent of the holders to waive defaults, without the consent of the holder of each debt security so affected. (Section 10.02)

EVENTS OF DEFAULT

         An event of default with respect to any series of debt securities is defined in the Indenture as: (a) default in payment of any principal or premium, if any, on the series; (b) default for 30 days in payment of any interest or additional amounts due with respect to the series; (c) default for 90 days after notice in performance of any other covenant or agreement applicable to the debt securities or contained in the Indenture; (d) default by the Company or any Significant Subsidiary in any payment of $25,000,000 or more of principal of or interest on any Debt or in the payment of $25,000,000 or more on account of any guarantee in respect of Debt, beyond any period of grace that may be provided in the instrument or agreement under which such Debt or guarantee was created (for these purposes, the term "Significant Subsidiary" is defined as any Subsidiary of the Company that, at any time, has at least 5% of the consolidated revenues of the Company and its Subsidiaries at such time as reflected in the most recent annual audited consolidated financial statements of the Company; the term "Subsidiary" is defined as in our description of the covenants under the Indenture); or (e) certain events of bankruptcy, insolvency or reorganization. (Section 6.01)

          If an event of default under clause (a), (b), (c) or (d) above occurs with respect to any series, the Trustee or the holders of at least 25% in aggregate principal amount of all debt securities then outstanding affected by the event of default may declare the principal (or, in the case of discounted debt securities, the amount specified in their terms) of all debt securities of the affected series to be due and payable. (Section 6.01)

         If an event of default under clause (e) above occurs, the Trustee or the holders of at least 25% in aggregate principal amount of all the debt securities then outstanding (voting as one class) may declare the principal (or, in the case of discounted debt securities, the amount specified in their terms) of all outstanding debt securities not already due and payable to be due and payable. (Section 6.01)

         If the principal amount of debt securities has been declared due and payable, the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series (or of all the outstanding debt securities) may waive any event of default with respect to that series (or with respect to all outstanding debt securities) if:

         (i) The Company deposits with the Trustee all required payments on the debt securities, plus certain fees, expenses disbursements and advances of the Trustee and

         (ii) all defaults under the Indenture have been remedied. (Section
6.01)

         The holders of a majority in aggregate principal amount of the debt securities of a particular series may also waive any default with respect to that series and its consequences, except a default:

         (i) in the payment of principal of, or any premium, interest or additional amounts on, any debt securities of that series or

         (ii) in respect of a covenant or provision in the Indenture that may not be modified without the consent of the holders of each outstanding debt security that would be affected by the modification. (Section 6.06)

         The Indenture provides that the Trustee may withhold notice of any default to the securityholders (except for default in the payment of principal or any premium, interest or additional amounts) if it considers it in the interests of the securityholders to do so. (Section 6.07)

         Subject to the provisions of the Indenture relating to the duties of the Trustee when an event of default occurs, the Trustee is not obligated to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless those securityholders have offered to the Trustee reasonable indemnity. (Sections 7.01 and 7.02)

         Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in aggregate principal amount of the debt securities of all series affected by the occurrence of an event of default (voting as one class) at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 6.06)

CONCERNING THE TRUSTEE

         The First National Bank of Chicago is the Trustee under the Indenture. The First National Bank of Chicago acts as depositary for funds of, makes loans to, acts as trustee and performs certain other services for, the Company and certain of its subsidiaries and affiliates in the normal course of its business.

                              PLAN OF DISTRIBUTION

         We may sell the securities from time to time: (i) directly to purchasers, (ii) through agents, (iii) through underwriters or dealers or (iv) through a combination of these methods.

GENERAL

         Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be "underwriters" as defined in the Securities Act of 1933, as amended. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act of 1933, as amended. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement.

AGENTS

         We may designate agents to sell the securities. The agents will agree to use their best efforts to solicit purchases for the period of their appointment.

UNDERWRITERS

         If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale. We may offer the securities to the public through an underwriting syndicate or through a single underwriter.

         Unless the applicable prospectus supplement or pricing supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that the Company and the underwriters will enter into. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement or pricing supplement says otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

DEALERS

         We may sell the offered securities to dealers as principals, who may then resell such securities to the public either at varying prices determined by such dealers or at a fixed offering price agreed to with the Company.

REMARKETING FIRMS

         We may sell securities to one or more remarketing firms, acting as principals for their own accounts or as agents for the Company, who will remarket the securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of such securities.

DIRECT SALES

         We may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved.

INSTITUTIONAL PURCHASERS

         We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or pricing supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

         We will enter into such delayed delivery contracts only with institutional purchasers that we approve. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

INDEMNIFICATION

         We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

MARKET MAKING, STABILIZATION AND OTHER TRANSACTIONS

         Each series of offered debt securities will be a new issue and will have no established trading market. We may elect to list any series of offered debt securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure that the securities will have a liquid trading market.

         Any underwriter may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Securities Exchange Act of 1934, as amended. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would otherwise be in the absence of such transactions. The underwriters may, if they commence these transaction, discontinue them at any time.

                                     EXPERTS

         The financial statements incorporated by reference in this prospectus from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated herein, and have been so incorporated in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

                                 LEGAL OPINIONS

         Unless we indicate otherwise in the applicable prospectus supplement, Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania, will issue an opinion about the legality of the securities that we are offering in this prospectus. We will also provide in the applicable prospectus supplement the name of counsel that will issue an opinion as to certain legal matters for any underwriters, dealers or agents.

================================================================================

                                 $2,500,000,000

                                 Debt Securities




                               DELPHI AUTOMOTIVE
                              SYSTEMS CORPORATION





















                           ---------------------------

                                   PROSPECTUS


                                             , 1999


================================================================================

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred in connection with the offering described in this Registration Statement:


      Fees and expenses of Trustee .....................................$ 25,000
      Printing and Engraving Expenses................................... 300,000
      Accounting fees and expenses......................................  75,000
      Legal fees and expenses........................................... 250,000
      Blue Sky Fees and expenses........................................  20,000
      Rating Agencies' fees.............................................  75,000
      Miscellaneous expenses............................................  50,000

Total...................................................................$795,000
                                                                        ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

GENERAL CORPORATION LAW

         The Company is incorporated under the laws of the State of Delaware.
Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

CERTIFICATE OF INCORPORATION

         The Company's Restated Certificate of Incorporation and Bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the General Corporation Law.

         All of the Company's directors and officers will be covered by insurance policies maintained by the Company against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.


ITEM 16.          EXHIBITS


        **1       --  Form of Debt Security Underwriting Agreement (including
                      Form of Delayed
                      Delivery Contract)
         *4.1     --  Form of Indenture between the Company and The First
                      National Bank of Chicago, Trustee
         *4.2     --  Form of Global Debt Security
        **5       --  Opinion of Drinker Biddle & Reath LLP as to the
                      legality of the securities
        *12       --  Computation of Ratio of Earnings to Fixed Charges
       **23.1     --  Independent Auditors' Consent
         23.2     --  Consent of Counsel (included in Exhibit 5)
        *24       --  Powers of Attorney
        *25       --  Form T-1 Statement of Eligibility and Qualification under the
                      Trust Indenture Act of 1939 of The First National Bank of
                      Chicago



* Previously filed. The Debt Security Underwriting Agreement, Indenture, Global Debt Security and supplementary opinion of Drinker Biddle & Reath LLP will be filed as an amendment or an exhibit to a report on Form 8-K and incorporated herein by reference in connection with an offering of the offered securities.



**  Filed herewith.

ITEM 17.  UNDERTAKINGS

(a)      Rule 415 Offering.      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions discussed in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(i)      Rule 430A. The undersigned registrant hereby undertakes that:

                  (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

                  (2) For the purpose of determining any liability under the Securities of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(j) Qualification of Trust Indentures Under the Trust Indenture Act of 1939 For Delayed Offerings. The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this amendment to the registration statement (File No. 333-73285) to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Troy, state of Michigan, on March 25, 1999.

                                  DELPHI AUTOMOTIVE SYSTEMS CORPORATION

                                  By  /s/ J.T. Battenberg III
                                    ------------------------------------------
                                  J. T. Battenberg III, Chairman of the Board,
                                          Chief Executive Officer and
                                          President




Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed on March 25, 1999 by the following persons in the capacities indicated.

SIGNATURE                               TITLE
---------                               -----

 /s/ J.T. Battenberg III                Chairman of the Board,
---------------------------------       Chief Executive Officer and President
J.T. Battenberg III                     (Principal Executive Officer)

 /s/ Alan S. Dawes                      Chief Financial Officer and Vice
---------------------------------       President (Principal Financial Officer)
Alan S. Dawes

 /s/ Paul R. Free                       Chief Accounting Officer and Controller
---------------------------------       (Principal Accounting Officer)
Paul R. Free

           *                            Director
---------------------------------
Thomas H. Wyman


           *                            Director
---------------------------------
John F. Smith, Jr.


           *                            Director
---------------------------------
Harry J. Pearce


           *                            Director
---------------------------------
Susan A. McLaughlin


           *                            Director
---------------------------------
Roger S. Penske


           *                            Director
---------------------------------
Oscar De Paula Bernardes Neto


           *                            Director
---------------------------------
Virgis W. Colbert


           *                            Director
---------------------------------
John D. Opie



* The undersigned, by signing his name hereto, does hereby execute this amendment to the registration statement on behalf of the officers and directors of the registrant listed above pursuant to the Powers of Attorney previously filed with the Commission.

 /s/ Alan S. Dawes
Alan S. Dawes, Attorney In Fact

EXHIBIT INDEX


   Exhibit                                                              Page No.
   -------                                                              --------

    **1       --  Form of Debt Security Underwriting Agreement
                   (including Form of Delayed Delivery Contract)          29
     *4.1     --  Form of Indenture between the Company
                  and The First National Bank of Chicago, Trustee
     *4.2     --  Form of Global Debt Security
    **5       --  Opinion of Drinker Biddle & Reath LLP as to the
                  legality of the securities                              48
    *12       --  Computation of Ratio of Earnings to Fixed Charges
   **23.1     --  Independent Auditors' Consent                           51
     23.2     --  Consent of Counsel (included in Exhibit 5)
    *24       --  Powers of Attorney
    *25       --  Form T-1 Statement of Eligibility and Qualification
                  under the
                  Trust Indenture Act of 1939 of The First National Bank of
                  Chicago

* Previously filed. The Debt Security Underwriting Agreement, Indenture, Global Debt Security and supplementary opinion of Drinker Biddle & Reath LLP will be filed as an exhibit or amendment to a report on Form 8-K and incorporated herein by reference in connection with an offering of the offered securities.

** Filed herewith.